UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

NATIONAL HEALTH INVESTORS, INC.
(Name of Registrant as Specified In Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP LAND & BUILDINGS GP LP L&B GP LLC L&B OPPORTUNITY FUND, LLC LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC JONATHAN LITT JAMES HOFFMANN A. ADAM TROSO
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants in its solicitation (collectively, “Land & Buildings”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the U.S. Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of National Health Investors, Inc., a Maryland corporation (the “Company”).

Item 1: On May 8, 2025, Land & Buildings issued the following press release:

Independent Proxy Advisory Firm Glass Lewis Recommends National Health Investors Stockholders Vote FOR Both of Land & Buildings’ Director Nominees

Glass Lewis Supports Land & Buildings’ Case for Change and Concludes Stockholder Confidence in NHC Lease Negotiations and Broader Governance Would Be Better Served With “Substantive Change”

Raises Questions Regarding Objectivity of the Company’s Director Candidates in Light of “Unresolved” Concerns With Legacy Relationships and Board Independence

Concludes Land & Buildings’ Independent Nominees –Jim Hoffmann and Adam Troso – Have the Right Skill Sets to Help Oversee the Upcoming Lease Renewal and Capital Deployment Efforts

Land & Buildings Urges NHI Stockholders to Vote FOR Land & Buildings’ Two Highly Qualified Nominees on the GOLD Proxy Card

Stamford, CT (May 8, 2025) – Today, Land & Buildings Investment Management, LLC (together with its affiliates, “Land & Buildings”), a significant stockholder of National Health Investors, Inc. (NYSE: NHI) (“NHI” or the “Company”), announced that independent proxy advisory firm Glass, Lewis & Co., LLC (“Glass Lewis”) has recommended that stockholders vote “FOR” the election of Land & Buildings’ independent nominees – Jim Hoffmann and Adam Troso – to the Company’s Board of Directors (the “Board”) at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), scheduled for May 21, 2025.

In its report, Glass Lewis supported Land & Buildings’ case for change, stating:1

•	“[Robert Adams and Jimmy Jobe’s] prolonged tenure and historical ties to [National Healthcare Corp. (‘NHC’)] continue to raise legitimate questions about their ability to provide fully objective oversight in connection with one of the Company’s most sensitive and strategically significant leases.”

•	“… [S]hareholder confidence in the outcome of the NHC lease renewal, and in the board’s governance posture more broadly, would be better served by more substantive change.”

•	“…[O]ngoing concerns regarding legacy relationships and board independence remain unresolved...”

1 Permission to quote Glass Lewis was neither sought nor obtained. Emphasis added.

Glass Lewis outlined NHI’s persistent underperformance, noting:

•	“… [T]he Company’s underperformance over longer horizons may raise concerns regarding the board’s long-term capital deployment decisions and strategic oversight, particularly in light of the long tenures of directors Adams and Jobe…”

Glass Lewis highlighted the strong qualifications of Land & Buildings’ nominees, stating:

•	“… [T]he election of both Dissident Nominees in place of Management Nominees Adams and Jobe, would enhance the board’s independence and credibility while bringing complementary experience in real estate investment, governance, and capital allocation.”
•	“… [Messrs. Hoffmann and Troso’s] skill sets appear additive to the board’s existing composition and well-aligned with the oversight and analytical demands of the upcoming lease renewal and capital deployment efforts.”

Land & Buildings Founder and Chief Investment Officer, Jonathan Litt stated: “We are pleased that Glass Lewis has recognized the need for change in the NHI boardroom and shares our concerns regarding the Board’s interconnections and oversight of long-term underperformance. In its report, Glass Lewis agrees that Land & Buildings’ nominees, Jim Hoffmann and Adam Troso, would bring the necessary skill sets and objectivity to enhance the Board’s independence, restore credibility and help manage the analytical demands of the upcoming NHC lease negotiations. Now is a critical time to improve stewardship. If elected, Jim and Adam are prepared to work collaboratively in the boardroom to prioritize stockholder value and help realize NHI’s true potential as a best-in-class REIT.”

Land & Buildings urges you to vote on the GOLD proxy card or GOLD voting instruction form TODAY to elect Jim Hoffmann and Adam Troso.

Should you have any questions or need assistance with voting, please contact Saratoga Proxy Consulting, LLC at (888) 368-0379 or (212) 257-1311 or by email at info@saratogaproxy.com. Copies of our definitive proxy materials and other important information relating to our solicitation can be found at www.NHIBoardRx.com.

PROTECT YOUR INVESTMENT. PLEASE SIGN, DATE, AND MAIL THE GOLD PROXY CARD OR GOLD VOTING INSTRUCTION FORM TODAY!

***

Additional Information
Land & Buildings Investment Management, LLC, together with the other participants in its proxy solicitation (collectively, “Land & Buildings”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Land & Buildings’ slate of highly qualified director candidates at the 2025 annual meeting of stockholders (the “Annual Meeting”) of National Health Investors, Inc., a Maryland corporation (“NHI” or the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Land & Buildings’ proxy solicitation. These materials and other materials filed by Land & Buildings with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Land & Buildings with the SEC are also available, without charge, by directing a request to Land & Buildings’ proxy solicitor, Saratoga Proxy Consulting, at its toll-free number (888) 368-0379 or via email at info@saratogaproxy.com.

Disclaimer
The views expressed are those of Land & Buildings as of the date referenced and are subject to change at any time based on market or other conditions. These views are not intended to be a forecast of future events or a guarantee of future results. These views may not be relied upon as investment advice. The information provided in this material should not be considered a recommendation to buy or sell any of the securities mentioned. It should not be assumed that investments in such securities have been or will be profitable.

Media Contact
Longacre Square Partners
Dan Zacchei / Miller Winston
dzacchei@longacresquare.com / mwinston@longacresquare.com

Investor Contact
Saratoga Proxy Consulting
John Ferguson
(212) 257-1311

Item 2: Also on May 8, 2025, Land & Buildings published the following materials to www.NHIBoardRx.com: